Exhibit 5.1

July 28, 2021

ironSource Ltd. 121 Menachem Begin Street Tel Aviv 6701203, Israel

Re: ironSource Ltd.

Ladies and Gentlemen:

We have acted as Israeli counsel to ironSource Ltd., a company organized under the laws of the State of Israel (the “Company”), in connection with the filing by the Company of a registration statement on Form F-1 (the “Registration Statement”) registering the resale of 133,254,045 Class A ordinary shares of the Company, no par value (“Ordinary Shares”), by the selling shareholders listed in the Registration Statement (the “Selling Shareholders”). The Ordinary Shares being registered for resale (collectively, the “Shares”) had been acquired by the Selling Shareholders in a secondary sale of shares by pre-existing shareholders of the Company on the terms and subject to the conditions set forth in certain investment agreements (the “Investment Agreements”).

This opinion is rendered pursuant to Item 8(a) of Form F-1 promulgated by the United States Securities and Exchange Commission (the “SEC”) and Items 601(b)(5) and (b)(23) of the SEC’s Regulation S-K promulgated under the United States Securities Act of 1933, as amended (the “Securities Act”).

In connection herewith, we have examined originals, or photocopies or copies, certified or otherwise identified to our satisfaction, of: (i) the Registration Statement, as amended, filed by the Company with the SEC and to which this opinion is attached as an exhibit; (ii) the articles of association of the Company, as currently in effect (the “Articles”); (iii) resolutions of the board of directors of the Company (the “Board”) and/or the shareholders of the Company (the “Shareholders”) approving, among other matters, the original issuance of the Shares, the Company’s entry into the Merger Agreement (as defined below) and its consummation of the business combination transactions contemplated thereunder, the Selling Shareholders’ purchase of the Shares pursuant to the Investment Agreements, and the filing of the Registration Statement; (iv) the Agreement and Plan of Merger, dated March 20, 2021, by and among the Company, Thoma Bravo Advantage (“TBA”), Showtime Cayman, a wholly-owned subsidiary of the Company, and Showtime Cayman II, a Cayman Islands exempted company and wholly-owned subsidiary of the Company, pursuant to which the Company entered into a business combination transaction with TBA and the Ordinary Shares were registered under the U.S. Securities Exchange Act of 1934, as amended and were listed for trading on the New York Stock Exchange (the “Merger Agreement”); (v) the Investment Agreements and (vi) such other corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers of the Company as we have deemed relevant and necessary as a basis for the opinions hereafter set forth. We have also made inquiries of such officers as we have deemed relevant and necessary as a basis for the opinions hereafter set forth.

In such examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, confirmed as photostatic copies and the authenticity of the originals of such latter documents. As to all questions of fact material to the opinion set forth below that have not been independently established, we have relied upon certificates or comparable documents of officers and representatives of the Company.

Based upon and subject to the foregoing, we are of the opinion that the Shares have been duly authorized, and are validly issued, fully paid and non-assessable.

Members of our firm are admitted to the Bar in the State of Israel, and we do not express any opinion as to the laws of any other jurisdiction. This opinion is limited to the matters stated herein and no opinion is implied or may be inferred beyond the matters expressly stated.

We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm appearing under the caption “Legal Matters” in the prospectus forming part of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act, the rules and regulations of the SEC promulgated thereunder or Item 509 of the SEC’s Regulation S-K promulgated under the Securities Act.

This opinion letter is rendered as of the date hereof and we disclaim any obligation to advise you of facts, circumstances, events or developments that may be brought to our attention after the date of the Registration Statement that may alter, affect or modify the opinions expressed herein.

Very truly yours,

/s/ Meitar Law Offices
Meitar | Law Offices